ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com CLIENT/MATTER NUMBER 098929-0121

Exhibit 5.1

August 19, 2025

LM Funding America, Inc.

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Ladies and Gentlemen:

We have acted as counsel for LM Funding America, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering and sale, through Maxim Group LLC (the “Placement Agent”), of 5,231,681 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares are being registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281528), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on November 21, 2024 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the final prospectus supplement dated August 18, 2025 (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold to the investors pursuant to a securities purchase agreement dated August 18, 2025, as amended (the “Purchase Agreement”).

In connection with our representation, we have examined: (i) the Purchase Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Certificate of Incorporation of the Company, as amended to date, (iv) the Bylaws of the Company, as amended to date and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Purchase Agreement and the execution and delivery of the Purchase Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein,

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are not qualified to practice law in the State of Delaware.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Purchase Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Purchase Agreement, the Shares will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP